Bullion Monarch Adds Independent Director

St. George Utah, March 25, 2011 - Bullion Monarch Mining, Inc.(BULM) is pleased to announce the appointment of Mr. Jack Hurley to serve as an independent director on the audit committee of Bullion Monarch’s Board of Directors. Mr. Hurley comes to Bullion Monarch Mining with over 30 years’ experience in the area of Canadian public company resource sector finance. The addition of Mr. Hurley further strengthens the Bullion Monarch Board and management looks forward to his contributions as the Company continues to expand and develop its exploration and royalty property portfolios.

Mr. Hurley, as one of the founding partners of McGovern, Hurley, Cunningham LLP, Toronto in 1980, worked on the initial TSE public offerings of such resource companies as Pangea Goldfields Inc. (acquired by Barrick Gold Corporation), Aurelian Resources Inc. (acquired by Kinross Gold Corporation), Detour Gold Corporation, Fronteer Gold Inc., and Labrador Iron Mines Holdings Limited to name a few. Jack graduated from Ryerson Polytechnical Institute (now Ryerson University) in Business Administration with a major in finance and accounting. Jack obtained his US CPA from the University of Illinois and his Canadian CA from the Ontario Institute of Chartered Accountants while articling with Price Waterhouse&Co. in Toronto. Jack retired from public practice in 2010 and in addition to being a director of Bullion Monarch Mining, he is also CFO and a director of Canstar Resources Inc, a TSX.V listed company”.

In a related matter, longtime director Peter Passaro tendered his resignation from Bullion Monarch’s board of directors. Chairman/CEO R. Don Morris said, "We thank Mr. Passaro for 20 years of service to fellow directors and shareholders. Thanks to the vision, commitment and sound choices of retiring director Mr. Passaro, Bullion Monarch Mining is well positioned for continued growth”.

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly traded (OTCQB:BULM (FRA:BMJ)) gold-focused exploration royalty company with additional interests in bauxite and oil-shale technology. The Company is engaged in a continual review of mining opportunities to create growth for shareholders. The majority of current royalty revenues are derived from a high-quality claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch’s portfolio provides for direct leverage to commodity prices as well as the exploration potential of world-class ore deposits. Visit the Company website at www.bullionmm.com for more information.

Investor Relations Contact

Joseph Morris

info@bullionmm.com

(801)426-8111

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained in this report contains “forward-looking statements’ which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “seem”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the Company’s Form 10 Registration Statement before making any investment in the shares of the Company. Neither Bullion Monarch Mining Inc. nor its subsidiaries, undertake any obligation to update any forward-looking statements contained in this press release. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.